UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

to

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2014 (December 12, 2014)

RCS Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (866) 904-2988

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Securities Exchange Agreement

On December 12, 2014, RCS Capital Corporation (the “Company”) entered into a Securities Exchange Agreement (the “SEA”) with Luxor Capital Partners, LP and certain of its affiliates (collectively, “Luxor”). The SEA provides for the issuance by the Company of 5,800,000 shares (the “Series B Shares”) of the Company’s new series of 11% Series B Preferred Stock, $0.001 par value per share (“Series B Preferred Stock”) and 4,400,000 shares (the “Series C Shares”) of the Company’s new series of 7% Series C Convertible Preferred Stock, $0.001 par value per share (“Series C Preferred Stock”) to Luxor in exchange for 11,584,427 outstanding shares (the “Series A Shares”) of the Company’s 7% Series A Convertible Preferred Stock, $0.001 par value per share (“Series A Preferred Stock”), having an aggregate liquidation preference of $213.4 million, currently held by Luxor (such transaction, the “Preferred Stock Exchange”). The Series B Shares will have an aggregate initial liquidation preference of $145.0 million and the Series C Shares will have an aggregate initial liquidation preference of $110.0 million.

The obligations of the Company and Luxor to close the Preferred Stock Exchange are subject to satisfaction or waiver of customary closing conditions.

The summary description of the SEA contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the SEA, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

New Certificates of Designation

The Series B Preferred Stock will be governed by a Certificate of Designation to be filed with the Secretary of State of the State of Delaware prior to the closing of the Preferred Stock Exchange (the “Series B COD”) and the Series C Preferred Stock will be governed by a Certificate of Designation to be filed with the Secretary of State of the State of Delaware (the “Series C COD”). The summary description of the material terms of the Series B COD and the Series C COD contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of the Series B COD and Series C COD, which are exhibits to the SEA.

If paid in cash, dividends on shares of Series B Preferred Stock will accrue quarterly at 11.00% per annum of the liquidation preference. To the extent a quarterly dividend is not paid in cash on the applicable dividend payment date, then such dividend not paid in cash for such period will accrue at 12.50% per annum of the liquidation preference.

If paid in cash, dividends on shares of Series C Preferred Stock will accrue quarterly at 7.00% per annum of the liquidation preference. To the extent a quarterly dividend is not paid in cash on the applicable dividend payment date, then such dividend not paid in cash for such period will accrue at 8.00% per annum of the liquidation preference.

The first dividend payments due on the Series B Shares and the Series C Shares will collectively include all accrued and unpaid dividends on the Series A Shares to be exchanged as part of the Preferred Stock Exchange.

The holders of Series C Shares will have the right, at their option, to convert some or all of their Series C Shares into the number of shares of Class A Common Stock obtained by dividing the aggregate liquidation preference of such shares plus an amount equal to all accrued and unpaid dividends from the date immediately following the immediately preceding dividend payment date to the date of conversion by a conversion price of $13.00, which will be adjustable upon the occurrence of certain events and transactions to prevent dilution.

The holders of Series B Shares will have no conversion rights.

Under the Series B COD, at any time prior to June 12, 2016, the Company will have the right to redeem, all, but not less than all, of the outstanding shares of Series B Preferred Stock for cash at the aggregate liquidation preference plus accrued and unpaid dividends from the date immediately following the immediately preceding dividend payment date to the date of redemption.

Under the Series B COD and the Series C COD, starting on December 12, 2022, the Company will have a right to redeem, and holders of Series B Preferred Stock or Series C Preferred Stock, as applicable, will have a right to cause the Company to redeem, all or a part of the outstanding shares Series B Preferred Stock or Series C Preferred Stock, as applicable, for cash at the aggregate liquidation preference plus accrued and unpaid dividends from the date immediately following the immediately preceding dividend payment date to the date of redemption.

Concurrent Series A Conversion

The Series A Shares subject to the Preferred Stock Exchange constitute all the outstanding shares of Series A Preferred Stock other than $40.0 million aggregate liquidation preference of shares of Series A Preferred Stock that Luxor elected to convert into shares of Company’s Class A Common Stock, $0.001 par value per share (“Class A Common Stock”), on December 12, 2014 in connection with the entry into the SEA (the “Concurrent Series A Conversion”). The Concurrent Series A Conversion will be effected in two steps pursuant to the existing Certificate of Designation relating to the Series A Preferred Stock (the “Series A COD”): (i) 1,852,575 shares of Class A Common Stock to be issued concurrently with the closing of the Preferred Stock Exchange; and (ii) 2,042,022 shares of Class A Common Stock to be issued 65 days following the closing of the Preferred Stock Exchange (collectively, the “Conversion Shares”).

Amendment of the Existing 9.9% Cap and the Existing FINRA Cap

Pursuant to the terms of the SEA, the Company and Luxor have agreed to amend the Put & Call Agreement dated as of April 29, 2014 (the “PCA”), among the Company, Luxor and the members of RCS Capital Management, LLC (“RCS Capital Management”), the Company’s external services provider, and cause the indenture (as amended from time to time, the “Indenture”) governing the Company’s 5.00 convertible notes due November 21, 2021 (the “Convertible Notes”), to be amended, such that the Existing 9.9% Cap (as defined below) and the Existing FINRA Cap (as defined below) as contained therein will be conformed to be consistent with the ownership limitations that will be contained in the Series C COD. Under the SEA, the provision in the Securities Purchase Agreement dated as of April 29, 2014, among the Company and Luxor pursuant to which Luxor purchased the Convertible Notes and the Series A Preferred Stock it currently holds (as amended from time to time, the “SPA”) related to the Existing FINRA Cap will be terminated at the closing of the Preferred Stock Exchange.

The “Existing 9.9% Cap” is a contractual provision contained in the Series A COD, the Indenture, the SPA and the PCA, which provides that in no event will Luxor, as a holder of Series A Preferred Stock or Convertible Notes or the holder of a right pursuant to the PCA to require the Company to purchase the 19.46% of the membership interests in RCS Capital Management owned by Luxor in exchange for the issuance of shares of Class A Common Stock (or, at the Company’s option, the cash equivalent) (the “Luxor Put”), be allowed to accept an aggregate number of shares of Class A Common Stock upon conversion of the Series A Preferred Stock and Convertible Notes or exercise of the Luxor Put that, collectively and together with any other shares of Class A Common Stock otherwise beneficially owned by Luxor, exceeds 9.9% of the Company’s then outstanding Class A Common Stock (as adjusted for stock splits, stock dividends, combinations, recapitalizations and the like and taking into account the number of Class A Common Stock resulting from such conversion). The Existing 9.9% Cap can be waived by Luxor on 65 days’ notice to the Company.

The Series A COD provides that, in no event will the aggregate number shares of Class A Common Stock issued (i) pursuant to the SPA, (ii) upon conversion of the shares of Series A Preferred Stock issued pursuant to the SPA, and (iii) upon conversion of the Convertible Notes issued pursuant to the SPA, exceed 24.9% of the number of shares of Class A Common Stock outstanding on the trading day immediately preceding the date of the issuance, unless the issuance of shares of Class A Common Stock in excess of 24.9% is duly approved in advance by the Financial Industry Regulatory Industry, Inc. (“FINRA”). There are similar provisions in the Indenture and the SPA (collectively with the provision in the Series A COD, the “Existing FINRA Cap”).

Under the ownership limitations that will be contained in the Series C COD, in no event will a holder of shares of Series C Preferred Stock be allowed to accept shares of Class A Common Stock issuable upon conversion of shares of Series C Preferred Stock that that would result in that holder owning an aggregate number of shares of Class A Common Stock, when taken together with any other shares of Class A Common Stock then held by such holder and persons aggregated with such holder under the rules of FINRA, in excess of 24.9% of the shares of Class A Common Stock outstanding on the trading day immediately preceding the election to convert such shares, unless such ownership of Common Shares in excess of 24.9% is duly approved in advance by FINRA.

Exemption from Registration

The Series B Shares and the Series C Shares to be issued in connection with the Preferred Stock Exchange will be issued in reliance upon an exemption from registration pursuant to Section 3(a)(9) under the Securities Act of 1933, as amended (the “Securities Act”). The shares of Class A Common Stock issuable upon conversion of Series C Preferred Stock have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Registration Rights

Pursuant to the terms of the SEA, the Company has agreed to file a registration statement within 45 days following the closing of the Preferred Stock Exchange (subject to an extension of up to 10 days) for the purpose of registering the resale of the Series B Shares, the Series C Shares and the shares of Class A Common Stock issuable upon conversion of the Series C Shares.

Material Relationships with Luxor

In addition to shares of Series A Preferred Stock, Luxor also owns shares of Class A Common Stock (which were either purchased on the open market, purchased directly from the Company in a private placement pursuant to the SPA or received upon conversion of shares of Series A Preferred Stock), $120.0 million principal amount of Convertible Notes (representing all the issued and outstanding Convertible Notes as of December 17, 2014) and has the right to exercise the Luxor Put.

As of December 17, 2014, without giving effect to the issuance of any of the Conversion Shares, the 5,057,715 shares of Class A Common Stock in the aggregate held by Luxor represent 7.44% of the shares of Class A Common Stock outstanding and 3.72% of the combined voting power of the Company. As of December 17, 2014, without giving effect to the Existing 9.9% Cap or the Existing FINRA Cap and based on the conversion rates then applicable to the Series A Preferred Stock and the Convertible Notes, Luxor would be the beneficial owner of 36,847,868 shares of Class A Common Stock in the aggregate through its holdings of shares of Class A Common Stock, Convertible Notes, Series A Preferred Stock and the Luxor Put.

Under the Indenture, the PCA, the Series A COD and other instruments governing the securities of the Company held by Luxor as described above, Luxor has certain other rights, including the put right under the PCA and, so long as Luxor owns at least a majority of the then outstanding Series A Preferred Stock, the right under the Series A COD to elect one independent director to the Company’s board (and, in certain circumstances, an additional independent director) as the holder of the majority of the outstanding shares of Series A Preferred Stock. The resale of the Notes, Series A Preferred Stock and the Class A Common Stock issuable upon conversion of the Notes or Series A Preferred Stock or upon exercise of the put right under the PCA has been registered pursuant to a Registration Statement on Form S-3 (File No. 333-197148), filed with the Securities and Exchange Commission on July 1, 2014.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report under the caption “Exemption from Registration” is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1†	Securities Exchange Agreement dated as of December 12, 2014, among RCS Capital Corporation and Luxor Capital Partners, LP and certain of its affiliates

† Pursuant to item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementary a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RCS Capital Corporation

Date:	December 18, 2014	By:	/s/ EDWARD M. WEIL, JR.
Edward M. Weil, Jr.
Chief Executive Officer and Director